                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Mine Safety Appliances Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                      [LOGO OF MINE SAFETY APPLIANCES CO.]

MINE SAFETY APPLIANCES COMPANY . P.O. BOX 426, PITTSBURGH, PENNSYLVANIA 15230 . PHONE (412) 967-3000

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock of
  Mine Safety Appliances Company:

  Notice is hereby given that the Annual Meeting of Shareholders of Mine Safety Appliances Company will be held on Wednesday, April 23, 1997, at 10:00 A.M., local Pittsburgh time, at the Company's headquarters, 121 Gamma Drive, RIDC Industrial Park, O'Hara Township, Pittsburgh, Pennsylvania for the purpose of considering and acting upon the following:

    (1) Election of Directors: The election of two directors for a term of three years;

    (2) Selection of Auditors: The selection of independent auditors for the year ending December 31, 1997;

and such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Only the holders of Common Stock of the Company of record on the books of the Company at the close of business on February 21, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please execute and date the accompanying form of proxy and return it to the Company in the enclosed self-addressed, stamped envelope at your earliest convenience. If you attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

                                              By Order of the Board of
                                              Directors,

                                                      Donald H. Cuozzo
                                                          Secretary

March 14, 1997

March 14, 1997

                        MINE SAFETY APPLIANCES COMPANY

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mine Safety Appliances Company (the "Company") of proxies in the accompanying form to be voted at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 23, 1997, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. If a proxy in the accompanying form is duly executed and returned, the shares of Common Stock represented thereby will be voted and, where a specification is made by the shareholder, will be voted in accordance with such specification. A shareholder giving the accompanying proxy has the power to revoke it at any time prior to its exercise upon written notice given to the Secretary of the Company.

  The mailing address of the principal executive offices of the Company is P.O. Box 426, Pittsburgh, Pennsylvania 15230.

                       VOTING SECURITIES AND RECORD DATE

  As of February 21, 1997, the Company had 5,195,022 shares of Common Stock issued and outstanding. Holders of Common Stock of the Company of record on the books of the Company at the close of business on February 21, 1997 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Such holders are entitled to one vote for each share held and do not have cumulative voting rights with respect to the election of directors. Holders of outstanding shares of the Company's 4 1/2% Cumulative Preferred Stock are not entitled to vote at the meeting.

  See "Security Ownership" for information with respect to share ownership by the directors and executive officers of the Company and the beneficial owners of 5% or more of the Company's Common Stock.

                     PROPOSAL NO. 1 ELECTION OF DIRECTORS

  Two directors will be elected at the Annual Meeting to serve until the Annual Meeting in 2000 and until a successor has been elected and qualified. The Board of Directors recommends a vote FOR the election of the two nominees named below, each of whom has consented to be named as a nominee and to serve if elected. Properly executed proxies timely received in the accompanying form will be voted for the election of the nominees named below, unless otherwise directed thereon, or for a substitute nominee designated by the Board in the event a nominee named becomes unavailable for election.

  The following table sets forth certain information about the nominees, both of whom are currently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting:

                     PRINCIPAL OCCUPATION AND ANY      DIRECTOR             OTHER
NAME                 POSITION WITH THE COMPANY    AGE  SINCE            DIRECTORSHIPS
-----                ---------------------------- ---- --------         -------------
                                  NOMINEES FOR TERMS EXPIRING IN 2000:
Calvin A. Campbell,  Chairman, President and       62    1994     Eastman Chemical Company
 Jr.                 Chief Executive Officer of
                     Goodman Equipment
                     Corporation (manufacturer
                     of underground mining
                     locomotives and plastics
                     blow molding machinery)
G. Donald Gerlach    Partner of Reed Smith Shaw    63    1989               None
                     & McClay (attorneys-at-
                     law); Vice Chairman of
                     Keystone Financial Corp.
                     (hospital investment
                     manager)
                                  CONTINUING DIRECTORS WITH TERMS EXPIRING IN 1998:
Helen Lee Henderson  Investor; President of        58    1991               None
                     Chiron Productions, Ltd.
                     (theatrical and media
                     productions)
John T. Ryan III     Chairman and Chief            53    1981               None
                     Executive Officer of the
                     Company
                                  CONTINUING DIRECTORS WITH TERMS EXPIRING IN 1999:
Joseph L. Calihan    Managing Partner of           59    1993               None
                     Bradford Capital Partners
                     (venture capital
                     investments and
                     acquisitions); Chairman of
                     the Board of Bradford
                     Schools, Inc. (post-
                     secondary business
                     schools)
Leo N. Short, Jr.    Retired; formerly Chairman    70    1986               None
                     of the Board and Chief
                     Executive Officer of the
                     Company

  Each director has engaged in the principal occupation indicated in the above table for at least the past five years. Mr. Ryan also served as President of the Company from April 1990 to December 1996. Mr. Campbell also was Chairman of the Board (May 1991 to May 1992) and President and Chief Executive Officer (February 1992 to May 1992) of Cyprus Minerals Company (now Cyprus Amax Minerals Company).

  The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee and certain other committees. The Audit Committee, which met two times during 1996, reviews the preparations for and scope of the annual audit of the Company's financial statements, makes recommendations as to the retention of independent auditors and as to their fees and performs such other duties relating to the financial statements of the Company and other matters as the Board of Directors may assign from time to time. The current members of the Audit Committee are directors Calihan, Campbell, Gerlach and Henderson, each for a term expiring at the 1997 organizational meeting of the Board of Directors.

  The Compensation Committee presently consists of directors Campbell, Gerlach, Henderson and Short, each for a term expiring at the 1997 organizational meeting of the Board. The Compensation Committee, which met two times in 1996, makes recommendations to the Board with respect to the compensation of officers of the Company. A report of the Compensation Committee as to its policies in recommending the 1996 compensation of the Company's executive officers appears later. The Compensation Committee also administers the Company's 1987 Management Share Incentive Plan (the "MSIP"), and is empowered to award restricted shares and grant stock options thereunder.

  The current members of the Nominating Committee are directors Calihan, Gerlach, Henderson and Ryan, each for a term expiring at the 1997 organizational meeting of the Board. The Nominating Committee, which met two times in 1996, considers potential candidates for election to the Board of Directors and makes recommendations to the Board. Any shareholder who desires to have an individual considered for nomination by the Nominating Committee must submit a recommendation in writing to the Secretary of the Company not later than November 30 preceding the annual meeting at which the election is to be held.

  The Board of Directors met six times during 1996. All current directors attended at least 75% of the combined total of the meetings of the Board and of all committees on which they served.

VOTE REQUIRED

  The two candidates receiving the highest numbers of votes cast by the holders of Common Stock voting in person or by proxy will be elected as directors. A proxy vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining whether a quorum exists for the meeting.

  The Company's Restated Articles require that any shareholder intending to nominate a candidate for election as a director must give written notice, containing specified information, to the Secretary of the Company not later than 90 days in advance of the meeting at which the election is to be held. No such notices were received with respect to the 1997 Annual Meeting. Therefore, only the nominees named above will be eligible for election at the meeting.

              OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual, long-term and other compensation paid or accrued by the Company and its subsidiaries for the years 1996, 1995 and 1994 for the persons who were in 1996 the chief executive officer and the other four most highly compensated executive officers of the Company (the "Named Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                   ANNUAL COMPENSATION                COMPENSATION AWARDS
                         ---------------------------------------- ---------------------------
                                                                                   SHARES
                                                                                 UNDERLYING
                                                     OTHER         RESTRICTED       STOCK
NAME AND                                            ANNUAL            STOCK        OPTIONS         ALL OTHER
PRINCIPAL POSITION  YEAR SALARY ($) BONUS ($) COMPENSATION ($)(1) AWARDS ($)(2) (# OF SHARES) COMPENSATION ($)(3)
------------------  ---- ---------- --------- ------------------- ------------- ------------- -------------------
John T. Ryan
 III,               1996  $345,360  $252,800          --            $214,938        8,182           $32,936
Chairman and        1995   335,280   219,500          --               --            --              28,082
Chief Executive
Officer;            1994   298,356   132,431          --               --           5,530            25,198
President until
December 1996
Werner E.
 Christen,          1996  $316,453   $39,325          --               --            --               --
Vice President      1995   323,153    42,412          --               --            --               --
(Managing
Director            1994   268,736    30,320          --               --            --               --
of MSA Europe
and General
Director of
German
subsidiary)
Thomas B.
 Hotopp,            1996  $208,320   $91,100          --            $100,908        3,760           $17,077
Senior Vice         1995   201,840    77,000          --               --            --              15,623
President -         1994   192,204    47,124          --               --           2,220            14,652
Safety Products;
President from
December 1996
Frederick
 Tepper,            1996  $166,560   $60,500          --            $ 56,110        2,100           $26,138
Vice President      1995   161,400    32,700          --               --            --              23,302
(General
Manager,            1994   150,840    42,784          --               --           1,710            23,258
Instrument
Division)
James E. Herald,    1996  $150,000   $71,400          --            $ 52,943        1,970           $18,525
Vice President -    1995   150,000    56,500          --               --            --              17,586
Finance             1994   138,900    37,555          --               --           1,330            14,626

(1) For each year, the incremental cost to the Company of personal benefits provided to any Named Officer did not exceed the lesser of $50,000 or 10% of aggregate salary and bonus.

(2) The amounts shown in this column represent the market values on February 27, 1996 of restricted shares awarded on that date. At December 31, 1996 the number and market values of restricted shares held by the Named Officers were as follows: Mr. Ryan, 9,734 shares ($518,336); Mr. Christen, none; Mr. Hotopp, 4,153 shares ($221,147); Mr. Tepper, 2,604 shares ($138,663); and Mr. Herald, 2,572 shares ($136,959). Holders of restricted shares receive dividends at the same rate as paid on other shares of Common Stock.

(3) 1996 amounts include Company matching contributions to the Company's Retirement Savings and Supplemental Savings Plans as follows: Mr. Ryan, $16,946; Mr. Hotopp, $11,413; Mr. Tepper, $7,970; and Mr. Herald, $8,260.
    1996 amounts also include life insurance premiums paid by the Company as follows: Mr. Ryan, $15,990; Mr. Hotopp, $5,664; Mr. Tepper, $18,168; and Mr. Herald, $10,265.

STOCK OPTION GRANTS IN 1996

  The following table sets forth information concerning stock options granted to the Named Officers in 1996 under the MSIP:

                     NUMBER OF   PERCENT OF
                      SHARES    TOTAL OPTIONS                            GRANT
                    UNDERLYING   GRANTED TO     EXERCISE                 DATE
                      OPTIONS     EMPLOYEES       PRICE     EXPIRATION  PRESENT
NAME                GRANTED (#)    IN 1996    ($/SHARE) (1)    DATE    VALUE (2)
----                ----------- ------------- ------------- ---------- ---------
John T. Ryan III         375         1.3%        $49.775    2/27/2001  $  2,834
                       7,807        27.0%        $45.25     2/27/2006  $104,566
Werner E. Christen      --           --            --           --        --
Thomas B. Hotopp       3,763        13.0%        $45.25     2/27/2006  $ 50,399
Frederick Tepper       2,100         7.3%        $45.25     2/27/2006  $ 28,095
James E. Herald        1,970         6.8%        $45.25     2/27/2006  $ 26,426

--------
(1) The exercise price is the market value of the Common Stock on the date the options were granted, except that in the case of the option for 375 shares granted to Mr. Ryan it is 110% of such value. The options became exercisable on August 27, 1996. Except for the option for 7,807 shares granted to Mr. Ryan and 1,558 shares of the options granted to Mr. Hotopp, all options are intended to qualify as incentive stock options under the Internal Revenue Code.

(2) The grant date present value of the options has been determined utilizing the Black-Scholes option pricing model. The assumptions used to arrive at the present values were: stock price volatility of 18%, expected dividend yield of 2.22%, expected option term of five years for the option for 375 shares granted to Mr. Ryan and ten years for the remaining options, and a 5.65% risk-free rate of return.

STOCK OPTION EXERCISES AND YEAR-END VALUES

  The following table sets forth information concerning stock options under the MSIP exercised by the Named Officers during 1996 and stock options under the MSIP held by the Named Officers at December 31, 1996.

                                                        NUMBER OF
                                                         SHARES
                                                       UNDERLYING        VALUE OF
                       NUMBER OF                       UNEXERCISED     UNEXERCISED
                        SHARES                         OPTIONS AT      IN-THE-MONEY
                       ACQUIRED          VALUE          12/31/96        OPTIONS AT
NAME                  ON EXERCISE     REALIZED (1)         (2)         12/31/96 (3)
----                  -----------     ------------     -----------     ------------
John T. Ryan III         5,400          $11,813          13,712          $90,580
Werner E. Christen        --               --              --               --
Thomas B. Hotopp          --               --             7,483          $64,832
Frederick Tepper         5,310          $57,314           3,600          $16,800
James E. Herald           --               --             5,900          $42,263

(1) Represents the difference between the fair market value of the shares acquired on the date of exercise and the option price.

(2) All options were exercisable at December 31, 1996.


(3) Represents the amount by which the December 31, 1996 market value of the shares subject to certain unexercised options exceeded the option price of those options as follows: Mr. Ryan, 13,712 shares; Mr. Hotopp, 7,483 shares; Mr. Tepper, 2,100 shares; and Mr. Herald, 4,900 shares. At December 31, 1996, the option price of all other unexercised options exceeded the market value of the option shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors has furnished the following report on 1996 executive compensation:

  The Compensation Committee of the Board of Directors is responsible for recommending to the Board salaries and bonuses to be paid to the Company's corporate officers, including its executive officers. The Compensation Committee was also responsible in 1996 for administering the Company's shareholder approved 1987 Management Share Incentive Plan (the "MSIP"), which permits the Committee to make discretionary grants of stock options and restricted stock as incentives to executive officers and other key employees.

  The Compensation Committee's policy in recommending salaries is designed to pay executive officer salaries at competitive levels necessary to attract and retain competent personnel while at the same time recognizing Company, division and individual performance factors. To do this, the Company periodically retains compensation consultants to assist in evaluating each United States executive officer position and in determining the market level salary range for the position based on salaries paid for executive positions with similar duties and responsibilities by other manufacturing companies of comparable size and sales volumes. Between these periodic evaluations, market level salary ranges for each position are reviewed to reflect changes shown by data provided from compensation surveys. Within the market level salary range for each executive officer position, the salary to be paid to the individual officer is determined based on a consideration of Company, division and individual performance. For United States officers other than the chief executive officer, Company performance, measured primarily by consolidated net income for the preceding year, and compensation survey data are used to establish the aggregate budget for salary increases. Individual salary adjustments are then determined by allocating the aggregate budget taking into consideration the relationship of the officer's current salary to the market level range and an evaluation of the officer's individual performance made initially by the chief executive officer or the officer's other immediate supervisor. In the case of the chief executive officer, the individual performance evaluation and the determination of the amount of the salary adjustment are made by the Compensation Committee.

  The Company has one executive officer located overseas, Werner E. Christen, a Vice President of the Company. Mr. Christen is the Managing Director of MSA Europe and the General Director of the Company's German subsidiary. The determination of Mr. Christen's salary is made in a manner similar to that used for executive officers located in the United States, except that the market level salary range for his position is determined by reference to salaries paid for similar executive positions in Germany and corporate performance is measured by the income of the German subsidiary, rather than by consolidated net income. In determining Mr. Christen's salary, the Company also takes into account the fact that Mr. Christen does not participate in stock option and restricted stock awards made to other executive officers under the MSIP and also does not receive many of the insurance and other benefits available to United States officers.

  The Committee considered 1996 executive officer salaries at its meeting in December 1995. In determining the amount of the 1996 salary of the chief executive officer, the Committee considered a request by Mr. Ryan that he not be granted an increase which exceeded the 3% salary increase budget which had been established for domestic non-officer employees. The Committee also considered that a 3% increase from Mr. Ryan's 1995 salary was necessary to maintain Mr. Ryan's salary within the range of 80% to 120% of the median market salary specified in the Committee's compensation policy. In deference to Mr. Ryan's request, the Committee increased Mr. Ryan's 1996 salary by only the 3% necessary to maintain the minimum 80% relationship to the median market salary for his position.

  The Company's annual bonus policy is designed to make a significant percentage of an executive officer's total cash compensation dependent upon corporate and individual performance. At targeted levels for United States officers, this percentage is 50% of median market level salary for the chief executive officer, and ranges between 40% and 20% of median market level salary for other executive officers. For the chief executive officer, the percentage of the targeted bonus earned is initially determined as the percentage of achievement of a targeted level of consolidated earnings before interest and taxes (EBIT) for the year by the Company's worldwide operations. For other United States officers, from 25% to 50% of the initial bonus determination is based on the percentage of achievement of the consolidated EBIT target, and the remainder is determined based on the percentage of achievement of EBIT targets established for the Company's United States operations and, in the case of division managers, its operating divisions. The initial percentage of the targeted bonus earned based on EBIT performance may be adjusted upward or downward for each officer based upon an evaluation of the individual officer's performance during the year, which is made initially by the chief executive officer or the officer's other immediate supervisor or, in the case of the chief executive officer, by the Compensation Committee. Individual bonuses may not exceed 150% of targeted levels, and no bonus is paid based on EBIT which is less than 50% of the targeted amount. The total amount payable as bonuses in any year may not exceed 3% of consolidated EBIT. The determination of the amount of the annual bonus to be paid to Mr. Christen is made after taking into consideration the income of the Company's German subsidiary and an evaluation of his individual performance.

  The Committee considered bonuses for 1996 at its meeting in February 1997. The amount of the bonus paid to Mr. Ryan reflected the percentage of achievement by the Company of the 1996 consolidated EBIT target, except that since the aggregate bonuses payable under the bonus program formulas would otherwise have exceeded the program cap of 3% of consolidated EBIT, the bonuses payable to all bonus program participants, including Mr. Ryan, were reduced proportionately to the extent necessary to comply with this limitation.

  Awards under the MSIP are intended to provide executive officers with long-term incentives in the form of stock-based compensation to remain with the Company and to work to increase shareowner value. Under both types of awards authorized by the MSIP, stock options and restricted stock, the value received by the officer is a direct function of the Company's success in achieving a long-term increase in the market value of its Common Stock. At its meeting in February 1996, the Committee adopted changes to the Company's long-term incentive award program under the MSIP based on recommendations resulting from a study of the program by William M. Mercer Incorporated, a compensation consulting firm. Under the revised program approved by the Committee, the targeted annualized dollar value of MSIP awards for each executive officer position is based on the market level annualized dollar value of long-term incentive awards for similar positions, as determined from compensation survey data. The targeted dollar amounts for each position may be adjusted upward or downward by the Committee based on an evaluation of the officer's individual performance made initially by the chief executive officer or the officer's other immediate supervisor or, in the case of the chief executive officer, by the Committee.

  On an annualized basis, 50% of the adjusted dollar value of long-term incentive awards, as so determined, is made in the form of stock options and 50% in the form of restricted stock awards. Stock option grants are made annually, and restricted stock awards are made every other year. The number of shares for which stock options are granted to each executive officer is determined by dividing 50% of the adjusted dollar value by the per share value of the options as determined under the Black-Scholes option pricing model. Stock options are normally granted as incentive stock options within the limits established by the Internal Revenue Code and as nonqualified options above those limits. The option price is equal to the fair market value of the option shares as of the date the options are granted, except that in the case of incentive stock options granted to Mr. Ryan, the option price is 110% of the grant date fair market value. The options become exercisable six months from the date of grant and have a term of ten years, except that in the case of incentive stock options granted to Mr. Ryan the term is five years. The options generally are exercisable only while the grantee remains an employee of the Company or a subsidiary, except that the options may be exercised for limited periods after a termination of employment due to death, disability or retirement or a voluntary termination with the consent of the Company.

  The number of shares awarded in the form of restricted stock is determined by dividing 50% of the adjusted dollar value of long-term incentive awards for each executive officer by the per share market value on the date of the award, and then doubling this amount to reflect that restricted stock awards are made only once every two years. Under the terms of the awards, the restricted shares granted will vest over a term of five years, with one-half of the shares awarded vesting on March 15 of each of the fourth and fifth years following the award date.

Until vesting, the restricted shares are held in escrow by the Company, may not be sold and generally will be forfeited if the officer's employment terminates other than by death, disability or retirement under a Company retirement plan.

  In accordance with the revised long-term incentive program approved by the Committee, both stock options and restricted stock awards under the MSIP were granted by the Committee at its February 1996 meeting. In the case of the chief executive officer, the numbers of shares covered by the awards reflected the targeted values for his position.

  The Company believes that stock options granted under the MSIP qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, and the Company does not anticipate that it will be affected by the cap on deductibility of executive compensation imposed by that Section.

  The foregoing report was submitted by the Compensation Committee of the Board of Directors:

                                             Calvin A. Campbell, Jr., Chairman
                                             G. Donald Gerlach
                                             Helen Lee Henderson
                                             Leo N. Short, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  There are no interlocking relationships, as defined in regulations of the Securities and Exchange Commission, involving members of the Compensation Committee.

  Directors Gerlach, Campbell, Henderson and Short served as members of the Compensation Committee during all of 1996.

  Mr. Short is a former officer of the Company. Mr. Gerlach is a partner in the law firm of Reed Smith Shaw & McClay, which provides legal services to the Company as its outside counsel. Mr. Campbell is a majority owner, a director and Chairman, President and Chief Executive Officer of Goodman Equipment Corporation. During 1996, the Company and its affiliates received commissions of approximately $103,592 for acting as sales agents with respect to sales of certain mining locomotives and spare parts for Goodman Equipment Corporation.

RETIREMENT PLANS

  The following table shows the estimated annual retirement benefits payable upon normal retirement at age 65 under the Company's Non-Contributory Pension Plan for Employees to participating employees, including executive officers, in selected compensation and years-of-service classifications.

                                         5 YEAR AVERAGE COMPENSATION
                            -----------------------------------------------------
                   YEARS OF
                   SERVICE  $100,000 $200,000 $300,000 $400,000 $500,000 $600,000
                   -------- -------- -------- -------- -------- -------- --------
                       5    $ 6,330  $ 14,080 $ 21,830 $ 29,580 $ 37,330 $ 45,080
                      15     18,991    42,241   65,491   88,741  111,991  135,241
                      25     31,651    70,401  109,151  147,901  186,651  225,401
                      35     44,312    98,562  152,812  207,062  261,312  315,562
                      45     54,312   118,562  182,812  247,062  311,312  375,562

--------
Notes:

1. Years of service are based upon completed months of service from date of hire to date of retirement.

2. The benefits actually payable under the plan will be subject to the limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code. These limitations have not been reflected in the table. However, the Board of Directors has passed a resolution providing for the payment by the Company to officers on an unfunded basis of the difference between the amounts payable under the benefit formula of the plan and the benefit limitations of Sections 415 and 401(a)(17) of the Internal Revenue Code.

3. This table applies to employees born in calendar year 1937. The actual benefits payable will vary slightly depending upon the actual year of birth.

4. The benefits shown have been calculated using the Social Security law in effect on January 1, 1997, with a maximum taxable wage base of $65,400 assumed until retirement.

  The amounts shown in the table are straight-life annuity amounts, assuming no election of any available survivorship option, and are not subject to any Social Security or other offsets. Benefits under the plan are based on the highest annual average of the participant's covered compensation for any five consecutive years of service, with covered compensation including salary and bonus. As of December 31, 1996, years of service under the plan for the Named Officers were: Mr. Ryan III, 27.50 years; Mr. Hotopp, 5.42 years; Mr. Tepper,
39.28 years; and Mr. Herald, 9.33 years.

  Mr. Christen does not participate in the Company's retirement plans, but instead participates in a separate plan of the Company's German subsidiary. Assuming normal retirement at age 65, the annual retirement benefit payable to Mr. Christen under this plan would be approximately 45% of his final annual salary. Based upon his 1996 salary, the amount of Mr. Christen's annual retirement benefit is estimated to be approximately $142,400.

  The Company's Executive Insurance Program was established to assist members of senior management approved by the Board in procuring life insurance during their working careers and to provide them with additional flexibility and benefits upon retirement. Under the program, the Company's group term life insurance in excess of $50,000 is replaced with individual insurance up to an approved amount. Premiums are paid by the Company and are included under "All Other Compensation" in the above compensation table. In lieu of insurance after retirement, the participant may elect (i) an uninsured death benefit from the Company in the insurance amount, which would be taxable when paid, or
(ii) to have 75% of the insurance amount paid to him by the Company in monthly installments over 15 years. If the second uninsured alternative were selected, the annual amount payable by the Company upon retirement would be $50,000 for Mr. Ryan III and $30,000 for Messrs. Hotopp, Tepper and Herald. If either of the two uninsured alternatives are selected, the death benefit on the insurance policy would be paid to the Company. Mr. Christen does not participate in this program.

DIRECTOR COMPENSATION

  In 1996, directors who are not employees of the Company or one of its subsidiaries were paid a quarterly retainer of $4,000 and $1,000 for each Board meeting and $700 for each meeting of a Committee of the Board that they attended. Directors who are employees of the Company or a subsidiary do not receive additional compensation for service as a director. Under the Retirement Plan for Directors, directors who retire from the Board on or after attaining age 70 and completing at least 5 years of service as a director are entitled to receive a lifetime quarterly retirement allowance equal to the quarterly directors' retainer payable at the time of their retirement.

  The 1990 Non-Employee Directors' Stock Option Plan (the "DSOP") was approved by the shareholders at the 1991 Annual Meeting. Its purposes are to enhance the mutuality of interests between the Board and the shareholders by increasing the share ownership of non-employee directors and to assist the Company in attracting and retaining able persons to serve as directors. Under the DSOP, directors who are not employees of the Company or a subsidiary receive annual stock option grants to purchase up to 500 shares of Common Stock at an option price equal to the market value on the date the options are granted. The options become exercisable six months from the date of grant and expire ten years from the date of grant. Options which have not yet become exercisable are forfeited if the grantee ceases to be a director for reasons other than death or disability. Otherwise, unexpired options may generally be exercised for two years following termination of service as a director. The total number of shares which may be issued under the DSOP is limited to 50,000 shares of Common Stock. Pursuant to the terms of the DSOP, on April 26, 1996 options to purchase 500 shares of Common Stock at an exercise price of $44.50 per share were granted to directors Calihan, Campbell, Gerlach, Henderson and Short.

  Subsequent to his retirement as an employee, Mr. Short entered into a consulting agreement with the Company providing an annual consulting fee as compensation for his advisory services. In 1996, the consulting fee under the agreement was $30,000. The consulting agreement has a one-year term, renewable from year to year. If Mr. Short were to become incapacitated or die, the fee for the balance of the one-year term would be paid in a lump sum to him or his estate.

CERTAIN TRANSACTIONS

  In February 1996, the Company repurchased 7,500 shares of Common Stock from the estate of John T. Ryan, Jr. at a price of $47.50 per share. The purchase price was determined by reference to market prices at the time of purchase. John T. Ryan, Jr. was a director of the Company until his death in July 1995 and was the father of John T. Ryan III, the Chairman and Chief Executive Officer of the Company. John T. Ryan III and his mother, Mary Irene Ryan, a beneficial owner of 12.44% of the outstanding Common Stock, are co-executors and beneficiaries of the estate of John T. Ryan, Jr.

  In January 1997, the Company repurchased 2,428 shares of Common Stock from Leo N. Short, Jr., a director of the Company, at a price of $55.44 per share. In February 1997, the Company repurchased 2,604 shares of Common Stock from Frederick Tepper, a retired former executive officer of the Company, at a price of $58.25 per share. The purchase price in both transactions was determined by reference to market prices at the time of purchase.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

  Among S&P 500 Index, Russell 2000 Index and Mine Safety Appliances Company

  Set forth below is a line graph comparing the cumulative total returns (assuming reinvestment of dividends) for the five years ended December 31, 1996 of $100 invested on December 31, 1991 in each of the Company's Common Stock, the Standard & Poor's 500 Composite Index and the Russell 2000 Index. Because its competitors are principally privately held concerns or subsidiaries or divisions of corporations engaged in multiple lines of business, the Company does not believe it feasible to construct a peer group comparison on an industry or line-of-business basis. The Russell 2000 Index, while including corporations both larger and smaller than the Company in terms of market capitalization, is composed of corporations with an average market capitalization similar to that of the Company.



                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
    AMONG MINE SAFETY APPLIANCES CO., S&P 500 INDEX AND RUSSELL 2000 INDEX

Measurement period           MINE SAFETY
(Fiscal year covered)        APPLIANCES CO.      S&P 500           RUSSELL 2000
---------------------        --------------      -------           ------------
Measurement PT -
12/31/91                     $100                $100                $100

FYE 12/31/92                 $ 83                $140                $173
FYE 12/31/93                 $ 90                $155                $206
FYE 12/31/94                 $ 98                $157                $202
FYE 12/31/95                 $106                $215                $259
FYE 12/31/96                 $121                $266                $302


                                STOCK OWNERSHIP

  Under regulations of the Securities and Exchange Commission, a person is considered the "beneficial owner" of a security if the person has or shares with others the power to vote the security (voting power) or the power to dispose of the security (investment power). In the tables which follow, "beneficial ownership" of the Company's stock is determined in accordance with these regulations and does not necessarily indicate that the person listed as a "beneficial owner" has an economic interest in the shares indicated as "beneficially owned."

BENEFICIAL OWNERSHIP OF MANAGEMENT

  The following table sets forth information regarding the amount and nature of beneficial ownership of the Company's Common Stock as of February 21, 1997 and 4 1/2% Cumulative Preferred Stock as of February 14, 1997 by each director and Named Officer and by all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the person named or a member of the group has sole voting and investment power with respect to the shares listed.

                                                        4 1/2% CUMULATIVE
                                 COMMON STOCK            PREFERRED STOCK
                            --------------------------- -------------------
                             AMOUNT AND                 AMOUNT AND
                              NATURE OF        PERCENT  NATURE OF   PERCENT
                             BENEFICIAL          OF     BENEFICIAL    OF
                            OWNERSHIP (1)     CLASS (1) OWNERSHIP    CLASS
                            -------------     --------- ----------  -------
John T. Ryan III                662,083(2)     12.71%       446(2)   2.02%
Joseph L. Calihan                 5,250         0.10%       --        --
Calvin A. Campbell, Jr.           1,500         0.03%       --        --
G. Donald Gerlach               272,128(3)      5.24%        93(3)   0.42%
Helen Lee Henderson             293,076(4)      5.64%       579(4)   2.62%
Leo N. Short, Jr.                 9,900(5)      0.19%       --        --
Werner E. Christen                  400         0.01%       --        --
Thomas B. Hotopp                 60,250(6)(7)   1.16%       --        --
Frederick Tepper                 49,753(6)(8)   0.96%       --        --
James E. Herald                  56,157(6)      1.08%       --        --
All executive officers and
 directors
 as a group (14 persons)      1,306,821(9)     24.93%     1,118      5.07%

--------
(1) The number of shares of Common Stock beneficially owned and the number of shares of Common Stock outstanding used in calculating the percent of class include the following shares of Common Stock which may be acquired within 60 days upon the exercise of stock options held under the MSIP or the DSOP: Mr. Ryan, 13,912 shares; Mr. Calihan, 1,700 shares; Mr. Campbell, 500 shares; Mr. Gerlach, 2,100 shares; Ms. Henderson, 2,100 shares; Mr. Short, 1,900 shares; Mr. Christen, none; Mr. Hotopp, 7,483 shares; Mr. Tepper, 3,600 shares; Mr. Herald, 5,900 shares; and all directors and executive officers as a group, 46,155 shares. The number of shares of Common Stock beneficially owned also includes the following restricted shares awarded under the MSIP, as to which such persons have voting power only: Mr. Ryan, 9,734 shares; Mr. Hotopp, 4,153 shares; Mr. Herald, 2,572 shares; and all directors and executive officers as a group, 22,281 shares.

(2) Does not include 94,462 shares of Common Stock held by Mr. Ryan's wife. Includes 450,355 shares of Common Stock and 259 shares of 4 1/2% Cumulative Preferred Stock held by Mr. Ryan as co-trustee of various trusts and co-executor of an estate, as to which voting and investment power is shared with other co-fiduciaries. Of such shares, voting and investment power over 260,000 shares of Common Stock is shared with G. Donald Gerlach, and voting and investment power over 432,855 shares of Common Stock and 259 shares of 4 1/2% Cumulative Preferred Stock is shared with Mary Irene Ryan. See the following discussion of the beneficial ownership of Mary Irene Ryan.

(3) Includes 260,000 shares of Common Stock held by Mr. Gerlach as co-trustee of various trusts, as to which voting and investment power is shared with other co-fiduciaries. Of such shares, voting and investment power over 260,000 shares of Common Stock is shared with John T. Ryan III, and voting and investment power over 242,500 shares of Common Stock is shared with Mary Irene Ryan. See the following discussion of the beneficial ownership of Mary Irene Ryan.

(4) Includes 219,036 shares of Common Stock held in trusts, as to which Ms. Henderson shares voting and investment power with co-trustees. See the following discussion of the beneficial ownership of PNC Bank Corp.

(5) Includes 1,500 shares of Common Stock as to which Mr. Short shares voting and investment power with his wife.

(6) The Company has established a Stock Compensation Trust which holds 600,000 shares of Common Stock which are available to satisfy obligations of the Company under its stock incentive plans. Under the terms of the Trust Agreement, the trustee, PNC Bank, must follow the directions of the holders of stock options under the plans, excluding members of the Board of Directors, in voting the shares held by the Trust and in determining whether such shares should be tendered in the event of a tender or exchange offer for the Common Stock. Each such option holder has the power to direct the trustee with respect to a number of shares of Common Stock equal to the shares held by the Trust divided by the number of option holders. Included in the table are 46,153 shares of Common Stock each for Messrs. Hotopp, Tepper and Herald, and 276,918 shares of Common Stock for all directors and executive officers as a group, as to which such persons and other executive officers of the Company have such voting and investment power. See the following discussion of the beneficial ownership of PNC Bank Corp.

(7) Includes 1,500 shares of Common Stock as to which Mr. Hotopp shares voting and investment power with his wife.

(8) Does not include 6,082 shares of Common Stock owned by Mr. Tepper's wife. Mr. Tepper retired as an executive officer of the Company effective February 1, 1997. Accordingly, shares beneficially owned by Mr. Tepper are not included in the totals for all directors and executive officers as a group.

(9) See the other footnotes above. Also includes 2,300 shares of Common Stock as to which executive officers not named in the table share voting and investment power with their wives.

5% BENEFICIAL OWNERS

  As of February 21, 1997, to the best of the Company's knowledge, six persons or entities beneficially owned more than 5% of the Company's Common Stock. The beneficial ownership of John T. Ryan III, G. Donald Gerlach and Helen Lee Henderson appears in the immediately preceding table. The following table sets forth the beneficial ownership of the other 5% beneficial owners, based upon information provided by such persons:

                                        AMOUNT AND
                                        NATURE OF                             PERCENT
NAME AND ADDRESS                        BENEFICIAL                              OF
OF BENEFICIAL OWNER                     OWNERSHIP                              CLASS
-------------------                     ----------                            -------
Mary Irene Ryan                          646,268(1)(2)(3)                     12.44%
20 West Woodland Road
Pittsburgh, Pennsylvania 15232
PNC Bank Corp.                           938,145(4)(5)(6)(7)                  18.06%
PNC Bank Building
Pittsburgh, Pennsylvania 15265

                                           AMOUNT AND
                                           NATURE OF                             PERCENT
NAME AND ADDRESS                           BENEFICIAL                              OF
OF BENEFICIAL OWNER                        OWNERSHIP                              CLASS
-------------------                        ----------                            -------
Helen Ruth Henderson                        407,026(7)(8)                         7.83%
728 Fairview Road
Pittsburgh, Pennsylvania 15238

--------
(1) Mary Irene Ryan has sole voting and investment power with respect to 213,413 and 117,413 shares, respectively, and shares voting and investment power with respect to 432,855 and 528,855 shares, respectively.

(2) Includes 432,655 shares of Common Stock and an option for an additional 200 shares as to which Mary Irene Ryan and John T. Ryan III share voting and investment power as co-fiduciaries. Mary Irene Ryan is the mother of John T. Ryan III.

(3) Includes 242,500 shares of Common Stock as to which Mary Irene Ryan and G. Donald Gerlach share voting and investment power as co-fiduciaries.

(4) All shares are held by subsidiary banks of PNC Bank Corp. ("PNC") in various fiduciary capacities. The banks have sole voting and investment power with respect to 66,769 and 7,500 shares, respectively, and share voting and investment power with respect to 271,376 and 874,745 shares, respectively.

(5) Includes 219,036 shares as to which PNC and Helen Lee Henderson share voting and investment power as co-trustees. The trustees have delegated the authority to vote these shares to Helen Lee Henderson.

(6) Includes 600,000 shares of Common Stock held by the Company's Stock Compensation Trust, as to which investment power is shared with certain executive officers of the Company and other holders of stock options under Company plans. See footnote (6) to the immediately preceding table.

(7) Includes 52,340 shares as to which PNC and Helen Ruth Henderson share voting and investment power.

(8) Helen Ruth Henderson has sole voting and investment power with respect to 309,134 shares and shares voting and investment power with respect to 97,892 and 52,340 shares, respectively. Does not include 6,240 shares of Common Stock held by Helen Ruth Henderson's husband. Helen Ruth Henderson is the mother of Helen Lee Henderson.

BENEFICIAL OWNERSHIP OF RYAN AND HENDERSON FAMILIES

  The preceding tables disclose in accordance with Securities and Exchange Commission requirements only a portion of the aggregate beneficial ownership of the Company's Common Stock by the Ryan and Henderson families. As of February 21, 1997, members of the extended family of John T. Ryan III and Mary Irene Ryan, including trusts for their benefit, beneficially owned to the knowledge of the Company an aggregate of 1,724,201 shares of Common Stock, representing 33.10% of the outstanding shares. As of the same date, members of the extended family of Helen Lee Henderson and Helen Ruth Henderson, including trusts for their benefit, beneficially owned to the knowledge of the Company an aggregate of 773,879 shares of Common Stock, representing 14.89% of the outstanding shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires that directors and officers of the Company and beneficial owners of more than 10% of its Common Stock file reports with the Securities and Exchange Commission with respect to changes in their beneficial ownership of equity securities of the Company. Based solely upon a review of the copies of such reports furnished to the Company and written representations by certain persons that reports on Form 5 were not required, the Company believes that all 1996 Section 16(a) filing requirements applicable to its directors, officers and greater-than-10% beneficial owners were complied with.

                            SHAREHOLDER RIGHTS PLAN

  On February 10, 1997, the Board of Directors approved the adoption of a shareholder rights plan for the Company. The plan is intended to promote continuity and stability, deter coercive or partial offers and other unfair takeover tactics which will not provide fair value to all shareholders, and enhance the Board's ability to represent all shareholders and thereby maximize shareholder values.

  Pursuant to a Rights Agreement entered into between the Company and Norwest Bank, Minnesota, N.A., as Rights Agent, each share of Common Stock outstanding on February 21, 1997 or which is issued thereafter prior to the Distribution Date (defined below) is granted one right (a "Right"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share (a "Unit") of Series A Junior Participating Preferred Stock of the Company (the "Preferred Shares") at a price of $225.00 per Unit, subject to adjustment in the event of stock dividends and similar events occurring prior to the Distribution Date. While the Rights have no voting power or dividend or liquidation rights, each Unit of Preferred Shares would have voting, dividend and liquidation rights which are the approximate equivalent of one share of Common Stock.

  The Rights are not exercisable until the Distribution Date, which is the earlier to occur of (i) 10 days following a public announcement that a person (an "Acquiring Person") has acquired beneficial ownership, as defined in the Rights Agreement, of 15% or more of the outstanding Common Stock or (ii) 10 business days (unless extended by the Board of Directors) following the commencement of a tender offer or exchange offer which would result in the beneficial ownership by a person of 15% or more of the outstanding Common Stock. Until the Distribution Date, the Rights will be transferred with and only with Common Stock, and the transfer of a share of Common Stock will also constitute the transfer of the associated Right. Following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of Common Stock on the Distribution Date, and the Rights will then become separately tradable.

  In the event that any person becomes an Acquiring Person (other than pursuant to certain qualifying tender or exchange offers approved by the Board) and after expiration of the period during which the Rights may be redeemed, each Right, other than Rights beneficially owned by the Acquiring Person or its associates or affiliates (which will become void), will thereafter entitle its holder to receive, upon exercise, shares of Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Right. In the event that after the first public announcement that any person has become an Acquiring Person, the Company engages in a merger or other business combination transaction in which the Company does not survive (other than a merger pursuant to certain qualifying tender or exchange offers) or in which the Company survives and the Common Stock of the Company is changed or exchanged or more than 50% of its assets or earning power are transferred, each Right, other than Rights beneficially owned by the Acquiring Person or its associates or affiliates (which will be void), will entitle its holder to receive, upon exercise of the Right, shares of common stock of the acquiring company having a market value of two times the exercise price of the Right.

  At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one Unit of Preferred Shares (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right, subject to adjustment. In determining whether an individual or a qualifying nonbusiness entity has become an Acquiring Person, shares of Common Stock held continuously on and after February 10, 1997, or acquired by gift or inheritance from another individual or qualifying entity which held them on that date, are excluded from the 15% beneficial ownership calculation.

  At any time prior to 10 days after the public announcement of an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a redemption price of $.01 per Right. Prior to the Distribution Date, the terms of the Rights may be amended by the Board of Directors in any respect whatever, without the consent of the holders of the Rights, except that the redemption price, the expiration date of the Rights, the exercise price or the number of Units for which a Right is exercisable may not be amended. After the Distribution Date, the Board may amend certain time periods and certain other provisions relating to the Rights, subject to certain limitations and so long as such amendments do not adversely affect the holders of the Rights, except that the time period for redemption of the Rights may not be amended after the Rights have become nonredeemable. The Rights will expire on February 21, 2007, unless the Rights are earlier redeemed or exchanged by the Company as described above.

  The foregoing is a summary of the provisions of the Rights Agreement, and does not purport to be complete. It is qualified in its entirety by reference to the Rights Agreement, which has been filed by the Company with the Securities and Exchange Commission. Further, a letter and a Summary of the Rights were mailed to all shareholders.

                     PROPOSAL NO. 2 SELECTION OF AUDITORS

  Because of the importance to the shareholders of having the Company's accounts reviewed by independent accountants, it is the opinion of the Board of Directors that the selection of auditors should be submitted to the shareholders. The firm of Price Waterhouse LLP has been the independent auditors for the Company since 1959. Price Waterhouse LLP has advised the Company that neither the firm nor any of its partners has any direct or material indirect financial interest in the Company or any of its subsidiaries.

  As independent accountants for the fiscal year ended December 31, 1996 Price Waterhouse LLP provided auditing services in connection with their examination of the consolidated financial statements of the Company, the separate financial statements of its subsidiaries and periodic filings made by the Company with the Securities and Exchange Commission.

  The Board of Directors recommends a vote for the selection of Price Waterhouse LLP as independent auditors, and proxies received in the accompanying form will be so voted, unless a contrary specification is made. It is expected that one or more representatives of Price Waterhouse LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. See "Election of Directors" for information concerning the Audit Committee of the Board of Directors.

  Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of Common Stock voting in person or by proxy. Under the Pennsylvania Business Corporation Law, an abstention is not a vote cast and will not be counted in determining the number of votes required for approval, though it will be counted in determining the presence of a quorum. In the event the proposal is not approved, the Board will treat this as a recommendation to consider other auditors for 1998.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters, other than those referred to herein, which will be presented for action at the meeting. However, in the event of a vote on any other matter that should properly come before the meeting, it is intended that proxies received in the accompanying form will be voted thereon in accordance with the discretion and judgment of the persons named in the proxies.

                          ANNUAL REPORT ON FORM 10-K

  UPON WRITTEN REQUEST TO THE UNDERSIGNED SECRETARY OF THE COMPANY (AT THE ADDRESS SPECIFIED ON PAGE 1) BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, THE COMPANY WILL FURNISH A COPY OF ITS 1996 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT CHARGE TO THE SHAREHOLDER REQUESTING SAME.

                          1998 SHAREHOLDER PROPOSALS

  To be eligible for inclusion in the Company's proxy statement for the 1998 Annual Meeting, any shareholder's proposal(s) must be received by the Company at its principal executive offices not later than November 14, 1997.

                           EXPENSES OF SOLICITATION

  All expenses incident to the solicitation of proxies by the Board of Directors will be paid by the Company. The Company will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held in the names of such persons. In addition to solicitation by mail, in a limited number of instances, regular employees of the Company may solicit proxies in person or by telegraph or telephone. Employees will receive no additional compensation for any such solicitation.

                                              By Order of the Board of
                                              Directors,

                                                       DONALD H. CUOZZO
                                                            Secretary

                      [LOGO OF MINE SAFETY APPLIANCES CO.]

MINE SAFETY APPLIANCES COMPANY . P.O. BOX 426, PITTSBURGH, PENNSYLVANIA 15230 . PHONE (412) 967-3000

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of 4 1/2% Cumulative Preferred Stock  of Mine Safety Appliances
Company:

  Notice is hereby given that the Annual Meeting of Shareholders of Mine Safety Appliances Company will be held on Wednesday, April 23, 1997, at 10:00 A.M., local Pittsburgh time, at the Company's headquarters, 121 Gamma Drive, RIDC Industrial Park, O'Hara Township, Pittsburgh, Pennsylvania for the purpose of considering and acting upon the following:

  (1) Election of Directors: The election of two directors for a term of three years;

  (2) Selection of Auditors: The selection of independent auditors for the year ending December 31, 1997;

and such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Only the holders of Common Stock of the Company of record on the books of the Company at the close of business on February 21, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  You are cordially invited to attend the meeting even though as a holder of 4 1/2% Cumulative Preferred Stock you have no voting rights.

                                              By Order of the Board of
                                              Directors,

                                                      Donald H. Cuozzo
                                                          Secretary

March 14, 1997

  PROXY--MINE SAFETY APPLIANCES COMPANY--1997 ANNUAL MEETING OF SHAREHOLDERS

  The undersigned hereby appoints John T. Ryan III, Thomas B. Hotopp and Donald H. Cuozzo, or any of them, as proxies, with power of substitution, to vote all shares of MINE SAFETY APPLIANCES COMPANY which the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders and any adjournment thereof:

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW:

1.Election of two Directors for terms expiring in 2000. Nominees: Calvin A.
   Campbell, Jr. and G. Donald Gerlach.

       FOR all nominees listed                  WITHHOLD AUTHORITY to vote for
      (except as marked to the                  all nominees listed [_]
           contrary below) [_]


  (Instructions: To withhold authority to vote for any nominee, write that nominee's name on the line provided below.)

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2.Selection of Price Waterhouse LLP as independent auditors.
   FOR [_]  AGAINST [_]  ABSTAIN [_]

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, FOR ITEMS 1 AND 2 ABOVE. A VOTE FOR ITEM 1 INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE LISTED BECOMES UNABLE OR UNWILLING TO SERVE. The proxies named are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

  The undersigned hereby revokes all previous proxies for such Annual Meeting, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, and ratifies all that said proxies may do by virtue hereof.

                                                 Dated ................ , 1997

                                                 ...................... (SEAL)

                                                 ...................... (SEAL)
                                                          (Signature)

                                                 Please sign exactly as your
                                                 name appears hereon. FOR
                                                 JOINT ACCOUNTS, EACH JOINT
                                                 OWNER SHOULD SIGN. When
                                                 signing as attorney,
                                                 executor, administrator,
                                                 trustee, etc., please give
                                                 your full title as such. If
                                                 a corporation, please sign
                                                 full corporate name by
                                                 President or other
                                                 authorized officer and give
                                                 full title. If a
                                                 partnership, please sign in
                                                 partnership name by
                                                 authorized person and give
                                                 full title.

   PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.